UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	October 8, 2021

First Bancorp
(Exact Name of Registrant as Specified in its Charter)

North Carolina	0-15572	56-1421916
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

300 SW Broad Street,
Southern Pines,	NC	28387
(Address of Principal Executive Offices)		(Zip Code)

(910) 246-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered:
Common Stock, No Par Value	FBNC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

First Bancorp

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

On October 8, 2021, First Bancorp announced changes in the management team of First Bancorp and First Bank (the “Bank”).

On October 7, 2021, Adam Currie (age 44), Regional President since 2015, became Executive Vice President of First Bancorp and Chief Banking Officer of the Bank. Effective November 12, 2021, Elizabeth B. Bostian (age 42), Executive Vice President and General Counsel since 2016, will become Executive Vice President, General Counsel and Chief Financial Officer of First Bancorp and the Bank; Blaise Buczkowski (age 58), the Bank’s Chief Administrative Officer since 2017 and previously Chief Strategy Officer for TE21, Inc. between 2013 and 2017, will continue as the Bank’s Chief Administrative Officer and also become the Chief Accounting Officer of First Bancorp and the Bank; and Eric P. Credle, Executive Vice President and Chief Financial Officer of First Bancorp and First Bank, will retire.

A copy of First Bancorp’s Press Release making this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99(1) – News Release dated October 8, 2021

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST BANCORP

October 8, 2021	By:	/s/ Richard H. Moore
Richard H. Moore
Chief Executive Officer

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